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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-177875 of our report dated November 9, 2011 relating to the consolidated financial statements of Vantiv, Inc. (formerly known as Advent-Kong Blocker Corp.) as of and for the year ended December 31, 2010 and as of and for the six-month period ended December 31, 2009, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, OH
January 17, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM